EXHIBIT 10.34
CONSENT, RELEASE AND THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS CONSENT, RELEASE AND THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2015, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, the “Collateral Agent”) and a lender (in such capacity, a “Lender”) and SILICON VALLEY BANK as lender (in such capacity, a “Lender” and collectively with Oxford, the “Lenders”), and HALOZYME THERAPEUTICS, INC., a Delaware corporation (“Parent”), and HALOZYME, INC., a California corporation (“Halozyme” and together with Parent, individually and collectively, jointly and severally, “Borrower”).
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 27, 2013 (as the same has been and may from time to time further be amended, modified, supplemented or restated, collectively, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    (i) Halozyme desires to form Halozyme Royalty LLC (“LLC”), as a wholly-owned Subsidiary of Halozyme, (ii) Halozyme intends to sell to LLC certain rights to receive royalty payments (the “Applicable Assets”) pursuant to that certain Purchase and Sale Agreement in substantially the form attached hereto as Schedule 1 (the “Purchase Agreement”), and (iii) Halozyme and LLC intend to enter into that certain Credit Agreement (the “BCI Credit Agreement”) with BioPharma Credit Investments IV Sub, LP as collateral agent and lender (“BCI”), and the other lenders party thereto from time to time, whereby LLC will incur Indebtedness from and grant liens on the Applicable Assets to BCI.
C.    Borrower has requested that Collateral Agent and Lenders (i) consent to the formation of LLC, the Investment in LLC consisting solely of the initial capitalization of LLC and Halozyme’s ownership of the equity securities of LLC, the sale of the Applicable Assets by Halozyme to LLC, and the transactions contemplated by the Purchase Agreement, (ii) release Collateral Agent’s Lien on the Applicable Assets, (iii) amend the Loan Agreement to permit the Indebtedness and Liens under the BCI Credit Agreement and permit Halozyme and LLC to enter into the BCI Credit Agreement, the Purchase Agreement, the Escrow Agreement and the other agreements contemplated thereby (the actions described in clauses (i), (ii) and (iii) being referred to herein as the “Permitted Transactions”), and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Collateral Agent and Lenders have agreed to so consent to the transactions set forth above and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Consent. Subject to the terms of Section 10 below, Collateral Agent and Lenders hereby consent to the Permitted Transactions, waive any non-compliance with the terms of the Loan Agreement as a result of the consummation of the Permitted Transactions and agree that the same shall not constitute an “Event of Default” under the Loan Agreement.
3.    Release. Subject to the terms of Section 9 below and effective only upon the consummation of the sale of the Applicable Assets in accordance with the Purchase Agreement, Collateral Agent hereby releases any security interest it has in the Applicable Assets without delivery of any instrument or any further action by any party; provided, however, that nothing in this Amendment shall constitute a release of any security interest Collateral Agent has in any consideration or other proceeds of the Applicable Assets which are payable to or received by Borrower in connection with the sale of the Applicable Assets, whether now owned or hereafter acquired. At the request and sole expense of Borrower at any time after the effectiveness of the foregoing release, Collateral Agent shall execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of the Applicable Assets. At the request and sole expense of Borrower at any time after the effectiveness of the foregoing release, Collateral Agent shall file, or cause to be filed, a UCC amendment to exclude the Applicable Assets to evidence the release of Collateral Agent’s Lien thereon.
4.    Reaffirmation. Except to the extent the Applicable Assets are released pursuant to Section 3 above, Borrower hereby reaffirms its grant to Collateral Agent of a security interest in the Collateral.
5.    Amendments to Loan Agreement.
5.1    Section 6.2 (Financial Statements, Reports, Certificates). The following new clause (ix) is hereby added to Section 6.2(a):
(ix)    notice of any default or breach under the BCI Credit Agreement or of any claim or enforcement action against Halozyme thereunder, in each case, within one (1) Business Day of the occurrence thereof.
5.2    Section 6.6 (Operating Accounts). The following new clause (d) is hereby added to Section 6.6:
(d)    Notwithstanding the foregoing, LLC shall not be required to comply with this Section 6.6.
5.3    Section 6.12 (Creation/Acquisition of Subsidiaries). The following is hereby added at the end of Section 6.12:
Notwithstanding the foregoing, LLC shall not become a co-Borrower hereunder or guarantee the Obligations of Borrower under the Loan Documents and shall not grant any Liens on any of its assets in favor of Collateral Agent or Lenders.
5.4    Section 6.14 (Distributions by LLC to Halozyme). The following new Section 6.14 is hereby added to Section 6 of the Loan Agreement:
6.14    Distributions by LLC to Halozyme. Subject to the terms and conditions set forth in the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date) and the Escrow Agreement (as defined in the BCI Credit Agreement and as delivered to Collateral Agent on or about the Third Amendment Date), Borrower shall cause LLC to distribute to Halozyme all assets of LLC except (a) any assets required to be held by LLC in accordance with the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date) and (b) any assets in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) which are required to be held by LLC to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, and Borrower shall take such actions as may be permitted under the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date) and the Escrow Agreement (as delivered to Collateral Agent on or about the Third Amendment Date) to cause such distributions to be made promptly as such assets become available for distribution.

5.5    Section 7.7 (Distributions; Investments). The following is hereby added to the end of Section 7.7(a):
, provided that LLC may pay dividends and make distributions to Halozyme
5.6    Section 7.8 (Transactions with Affiliates). Section 7.8 is hereby amended by deleting clause (b) in its entirety and replacing it with the following:
(b) Investments permitted pursuant to clauses (d), (h) and (n) of the definition of Permitted Investments,
5.7    Section 7.13 (Voluntary Prepayments of BCI Indebtedness). The following new Section 7.13 is hereby added to Section 7 of the Loan Agreement:
7.13    Voluntary Prepayments of BCI Indebtedness; Amendments to BCI Credit Agreement. (a) Make or allow any Subsidiary to make any voluntary prepayment of the BCI Indebtedness; or (b) execute any amendment, agreement or other document which has the effect of (i) increasing the rate of interest with respect to the BCI Indebtedness, (ii) accelerating the payment of the principal, interest or any other portion of the BCI Indebtedness, (iii) increasing the aggregate principal amount of the BCI Indebtedness, (iv) imposing additional obligations upon Halozyme under the BCI Credit Agreement or otherwise in connection with the BCI Indebtedness, and (v) modifying or otherwise altering the distributions by LLC to Halozyme required under Section 6.14.
5.8    Section 7.14 (LLC Assets). The following new Section 7.14 is hereby added to Section 7 of the Loan Agreement:
7.14    LLC Assets. Permit LLC to hold any assets except (a) any assets required to be held by LLC under the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date) and (b) any assets in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) which are required to be held by LLC to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities.
5.9    Section 8.2 (Covenant Default). Section 8.2(a) is hereby amended by adding “or 6.14 (Distributions by LLC to Halozyme)” immediately after the reference to “6.13 (Further Assurances)” therein.
5.10    Section 8.13 (BCI Credit Agreement). The following new Section 8.13 is hereby added to Section 8 of the Loan Agreement:
8.13    BCI Credit Agreement. (a) A default or breach occurs under the BCI Credit Agreement resulting in a right by any third party thereunder, whether or not exercised, to accelerate the maturity of the BCI Indebtedness; or (b) any claim or enforcement action is brought against Halozyme under the BCI Credit Agreement;
5.11    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added to Section 13.1 in their appropriate alphabetical order:
“BCI Credit Agreement” means that certain Credit Agreement dated on or about the Third Amendment Date by and among LLC, Halozyme, BioPharma Credit Investments IV Sub, LP. and Athyrium Opportunities II Acquisition LP, as amended, restated or otherwise modified from time to time in accordance with the terms of this Agreement.
“BCI Indebtedness” means Indebtedness incurred by LLC pursuant to the BCI Credit Agreement.

“LLC” means Halozyme Royalty LLC, a Delaware limited liability company and wholly-owned Subsidiary of Halozyme.
“Third Amendment Date” is December 28, 2015.
5.12    Section 13.1 (Definitions). The following new clause (p) is hereby added to the definition of “Permitted Indebtedness”:
(p)    (i) the BCI Indebtedness in an aggregate principal amount not to exceed One Hundred Fifty Million Dollars ($150,000,000), plus any interest that shall be “paid-in-kind” by being capitalized and added to such outstanding principal amount pursuant to the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date); and (ii) Contingent Obligations consisting of inchoate indemnity obligations owed by Halozyme under the BCI Credit Agreement (as delivered to Collateral Agent on or about the Third Amendment Date).
5.13    Section 13.1 (Definitions). The following new clause (n) is hereby added to the definition of “Permitted Investments”:
(n)    Investments of Halozyme in LLC consisting solely of the intial capitalization of LLC and Halozyme’s ownership of the equity securities of LLC.
5.14    Section 13.1 (Definitions). The following new clause (m) is hereby added to the definition of “Permitted Liens”:
(m)    Liens granted by LLC securing the BCI Indebtedness.
5.15    Exhibit A. The following new sentence is hereby added to the Description of Collateral in Exhibit A:
Notwithstanding the foregoing, the Collateral shall not include any assets transferred by Halozyme, Inc. to Halozyme Royalty LLC pursuant to that certain Purchase and Sale Agreement dated on or about January 15, 2016, provided, however, that the Collateral shall include any consideration or other proceeds of such assets which are payable to or received by Borrower in connection with such transfer, whether now owned or hereafter acquired.
6.    Limitation of Amendments.
6.1    The consent, release and amendments set forth in Sections 2, 3 and 5, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
6.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
7.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
7.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (as such may be modified by the updated Perfection Certificate delivered to Collateral Agent to reflect the Permitted Transactions, which updated Perfection Certificate shall be delivered to Collateral Agent within ten (10) Business Days of the date of this Amendment) are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b), no Event of Default has occurred and is continuing;
7.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
7.3    The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
7.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
7.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material agreement by which Borrower is bound in a manner that constitutes an event of default thereunder, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
7.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or is being obtained pursuant to Section 6.1(b) of the Loan Agreement; and
7.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.
9.    Covenants. Borrower shall, (a) within three (3) Business Days of the formation of LLC, deliver to Collateral Agent (i) all Operating Documents of LLC and a good standing certificate of LLC certified by the Secretary of State (or equivalent agency) of LLC’s jurisdiction of organization or formation, (ii) certified copies, dated as of date no earlier than thirty (30) days prior to the date hereof, of financing statement searches for LLC, as Collateral Agent may request, and (iii) any original certificates representing the Shares of LLC issued to Halozyme together with appropriate instruments of transfer as Collateral Agent may request, (b) within three (3) Business Days of the consummation of the sale of the Applicable Assets, deliver to Collateral Agent (i) fully executed copies of the Purchase Agreement, the BCI Credit Agreement, the Escrow Agreement, and all documents related thereto, and (ii) evidence satisfactory to Bank in its sole discretion that Halozyme has received the proceeds from the sale of the Applicable Assets in the form and amounts set forth in the Purchase Agreement, and (c) within three (3) Business Days of the consummation of the Permitted Transactions pay all of Lenders’ Expenses through such date.
10.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT:
OXFORD FINANCE LLC
By:    /s/ Timothy A. Lex
Name:    Timothy A. Lex
Title:    Chief Operating Officer and Executive Vice President
LENDERS:
OXFORD FINANCE LLC
By:    /s/ Timothy A. Lex
Name:    Timothy A. Lex
Title:    Chief Operating Officer and Executive Vice President
SILICON VALLEY BANK
By:    /s/ Anthony Flores
Name:    Anthony Flores
Title:    Vice President
BORROWER: HALOZYME THERAPEUTICS, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Chief Financial Officer HALOZYME, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Chief Financial Officer

[SIGNATURE PAGE TO CONSENT, RELEASE AND THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

SCHEDULE 1
PURCHASE AGREEMENT
[See attached.]